Exhibit 99.1

Nanosphere, Inc.

4088 Commercial Avenue

Northbrook, IL 60062

NEWS

For Immediate Release

Nanosphere Announces Commencement of Public Offering of Common Stock; Preliminary Third Quarter 2014 Top Line Results.

NORTHBROOK, IL—October 21, 2014—Nanosphere, Inc. (the “Company” or “Nanosphere”) (NASDAQ:NSPH), a company enhancing medicine through targeted molecular diagnostics, today announced that it has commenced an underwritten public offering of its common stock. Chardan Capital Markets, LLC is acting as the sole book-running manager for the offering. Nanosphere plans to use the net proceeds from the offering for general corporate purposes and working capital.

The offering will be made pursuant to a preliminary prospectus supplement to the Company’s base prospectus, dated November 5, 2012, filed as part of the Company’s effective shelf registration statement on Form S-3, Registration No. 333-183916.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering are available on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting Chardan Capital Markets., Attention: Scott Blakeman, Director of Operations, 17 State Street, Suite 1600, New York, NY or by telephone at 646-465-9000 or by email at sblakeman@chardancm.com.

Investors are advised to read the base prospectus, prospectus supplement, registration statement, and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Investors may obtain these documents for free by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Nanosphere also announced that it has terminated its previously announced common stock purchase agreement with Aspire Capital Group pursuant to which no shares were ever issued or sold.

In addition, Nanosphere announced unaudited, preliminary, partial results for the third quarter ended September 30, 2014. Revenues for the third quarter 2014 were $3.7 million. New Customer placements for the third quarter 2014 were 30. Cash and equivalents at September 30, 2014 were $12.5 million. The Company plans to release full third quarter results and hold an investor call on November 5, 2014.

In addition, Nanosphere announced that the listing of its common stock will be transferred from the NASDAQ Global Market to the NASDAQ Capital Market effective October 23, 2014, and will opt in to the NASDAQ all-inclusive annual listing fee program starting in 2015.

About the Verigene® System

The Verigene® System uses core proprietary gold nanoparticle chemistry to offer highly sensitive, highly specific molecular diagnostic results through low-cost multiplexing. The Verigene System rapidly and accurately detects infectious pathogens and drug resistance markers by mapping the genome of a particular bacterium. Currently, Verigene assays target infections of the bloodstream, respiratory tract and gastrointestinal tract. The System also offers additional capabilities in cancer, cardiovascular disease and autoimmune disease. The information gathered from Verigene enables clinicians to identify diseases earlier and make informed patient treatment decisions more quickly, which may result in improved patient outcomes, reduced costs, optimized antibiotic therapy, reduced spread of antibiotic resistance and saved lives.

About Nanosphere, Inc.

Nanosphere is enhancing medicine through targeted molecular diagnostics that result in earlier disease detection and enable optimal patient treatment and improved healthcare economics. The Company’s versatile technology platform, the Verigene® System, allows clinicians to rapidly identify the most complex, costly and deadly infectious diseases through simple-to-use multiplexed diagnostic testing. The combination of this innovative technology and Nanosphere’s customer-driven solutions keeps commitment to the patient at the forefront of its business. Nanosphere is based in Northbrook, IL. Additional information is available at http://www.nanosphere.us.

Forward Looking Statements

Except for historical information, the matters discussed in this press release are “forward-looking statements” and are subject to risks and uncertainties. Actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (i) Nanosphere’s ability to develop commercially viable products; (ii) Nanosphere’s ability to achieve profitability; (iii) Nanosphere’s ability to produce and market its products; (iv) Nanosphere’s ability to obtain regulatory approval of its products; (v) Nanosphere’s ability to protect its intellectual property; (vi) competition and alternative technologies; and (vii) Nanosphere’s ability to obtain additional financing to support its operations. Additional risks are discussed in the Company’s current filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors:

Nanosphere, Inc.

Roger Moody, 847-400-9021

Chief Financial Officer

rmoody@nanosphere.us

or

Michael Rice

Founding Partner

LifeSci Advisors

646-597-6979

mrice@lifesciadvisors.com

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